                                                                     EXHIBIT 3.2


                          SECOND AMENDED AND RESTATED

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                    of the

                SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                      and

          SERIES B NON-VOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                      OF

                         PHYSICIAN HEALTH CORPORATION

                          SECOND AMENDED AND RESTATED

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                    of the

                SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                      OF

                         PHYSICIAN HEALTH CORPORATION

              Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware



         We, Sarah Garvin, President, and James Ryan, Secretary, of PHYSICIAN HEALTH CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with Section 151 of the
                        -------
Delaware General Corporation Law, certify:

         FIRST: The Board of Directors of the Company, by unanimous written consent dated June 12, 1997, and the stockholders of the Company, by unanimous written consent dated as of June 13, 1997, duly adopted a resolution authorizing the issuance of up to 6,000,000 shares of preferred stock, $0.01 par value, in one or more series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the creation and issuance of any such series adopted by the Board of Directors of the Company prior to the issuance of any shares of such series, pursuant to authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Company.

         SECOND: The Board of Directors of the Company, by unanimous written consent dated June 12, 1997 duly adopted a resolution authorizing the creation of a new voting series of such preferred stock, to be known as "Series B Redeemable Convertible Preferred Stock", stating that 6,000,000 shares of the authorized and unissued preferred stock shall constitute such series, and setting forth a statement of the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof.

         THIRD: The Board of Directors of the Company, by unanimous written consent dated July ___, 1997, and the stockholders of the Company, by written consent dated July ___, 1997, duly adopted resolutions to increase the number of shares of preferred stock from 6,000,000 shares to 15,000,000 shares, $0.01 par value, in one or more series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the creation and issuance of any such series adopted by the Board of Directors of the Company prior to the issuance of any shares of such series, pursuant to authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Company.

         FOURTH: The Board of Directors of the Company, by unanimous written consent dated July ___, 1997, and the holders of Series B Redeemable Convertible Preferred Stock by written consent dated July ___, 1997, duly adopted resolutions to authorize the creation of a new non-voting series of such preferred stock to be known as "Series B Non-Voting Redeemable Convertible Preferred Stock", stating that 6,000,000 shares of the authorized and unissued preferred stock shall constitute such series, and to adopt a resolution amending and restating in its entirety the Certificate of Designation, Preferences and Rights of the Series B Redeemable Convertible Preferred Stock dated June 13, 1997.

         FIFTH: The Board of Directors of the Company, by unanimous written consent dated October __, 1997, and the holders of Series B Redeemable Convertible Preferred Stock by written consent dated October __, 1997, duly adopted resolutions amending and restating in its entirety the Amended and Restated Certificate of Designation, Preferences and Rights of the Series B Redeemable Convertible Preferred Stock dated July __, 1997 as follows:

                          *       *        *        *

         RESOLVED, that the terms of the Series B Redeemable Convertible Preferred Stock and the Series B Non-Voting Redeemable Convertible Preferred Stock shall be as follows:

                               TABLE OF CONTENTS

1.   DESIGNATION AND AMOUNT.................................................................................. 1
     ----------------------

2.   DEFINITIONS............................................................................................. 1
     -----------

3.   DIVIDENDS............................................................................................... 5
     ---------
     3.1.     Common Stock Dividends......................................................................... 5
              ----------------------
     3.2.     Preferred Dividends............................................................................ 5
              -------------------
              3.2.1.   SBA Holders Dividends................................................................. 5
                       ---------------------
              3.2.2.   Series B Preferred Stock.............................................................. 5
                       ------------------------
     3.3.     Special Contingent Dividends................................................................... 6
              ----------------------------
     3.4.     General........................................................................................ 7
              -------

4.   LIQUIDATION PREFERENCE.................................................................................. 7
     ----------------------

5.   VOTING RIGHTS; REPRESENTATIVE DIRECTORS; ETC............................................................ 8
     --------------------------------------------
     5.1.     Series B Preferred Stock Votes Per Share; Notices.............................................. 8
              -------------------------------------------------
     5.2.     Preferred Directors............................................................................ 8
              -------------------
              5.2.1.   Representative Director............................................................... 8
                       -----------------------
              5.2.2.   Majority Directors.................................................................... 8
                       ------------------
     5.3.     Tenure......................................................................................... 9
              ------

6.   REDEMPTION.............................................................................................. 9
     ----------
     6.1.     Mandatory Redemption........................................................................... 9
              --------------------
     6.2.     Mandatory Contingent Redemption................................................................ 9
              -------------------------------
     6.3.     Notice of Redemption; Pro Rata Treatment...................................................... 10
              ----------------------------------------
     6.4.     Specific Performance.......................................................................... 10
              --------------------

7.   REMEDY EVENT........................................................................................... 10
     ------------

8.   CONVERSION............................................................................................. 13
     ----------
     8.1.     Right of Conversion........................................................................... 13
              -------------------
     8.2.     Automatic Conversion of Series B Preferred Stock into Common Stock............................ 13
              ------------------------------------------------------------------
     8.3.     Mechanics of Conversion Under Sections 8.1 and 8.2............................................ 13
              --------------------------------------------------
     8.4.     Automatic Conversion between Series B Non-Voting Preferred Stock and Series B
              -----------------------------------------------------------------------------
     Voting Preferred Stock................................................................................. 14
     ----------------------
              8.4.1.   Series B Non-Voting Preferred Stock into Series B Voting Preferred Stock............. 14
                       ------------------------------------------------------------------------
              8.4.2.   Series B Voting Preferred Stock into Series B Non-Voting Preferred Stock............. 14
                       ------------------------------------------------------------------------
     8.5.     Adjustment of Conversion Price Due to Issuance of Additional Shares........................... 15
              -------------------------------------------------------------------
              8.5.1.   Special Definitions.................................................................. 15
                       -------------------
              8.5.2.   No Adjustment of Conversion Price.................................................... 16
                       ---------------------------------
              8.5.3.   Adjustment of Conversion Price Upon Issuance of Additional Shares of
                       --------------------------------------------------------------------
     Common Stock........................................................................................... 16
     ------------

              8.5.4.   Adjustments for Subdivisions, Stock Dividends, Combinations or
                       --------------------------------------------------------------
     Consolidation of Common Stock.......................................................................... 17
     -----------------------------
              8.5.5.   Deemed Issue of Additional Shares of Common Stock - Options and
                       ---------------------------------------------------------------
     Convertible Securities................................................................................. 17
     ----------------------
              8.5.6.   Determination of Consideration....................................................... 18
                       ------------------------------
              8.5.7.   Other Dilutive Events................................................................ 19
                       ---------------------
     8.6.     Other Distributions........................................................................... 19
              -------------------
     8.7.     Subsequent Events............................................................................. 20
              -----------------

9.   CERTAIN COVENANTS...................................................................................... 21
     -----------------
     9.1.     Special Restrictions.......................................................................... 21
              --------------------
     9.2.     No Impairment................................................................................. 22
              -------------
     9.3.     Reservation of Shares......................................................................... 22
              ---------------------
     9.4.     Validity of Shares............................................................................ 22
              ------------------
     9.5.     Notice of Certain Events...................................................................... 23
              ------------------------
     9.6.     No Reissuance of Preferred Stock.............................................................. 23
              --------------------------------

10.  PREEMPTIVE RIGHTS...................................................................................... 24
     -----------------
     10.1.    Right of First Offer.......................................................................... 24
              --------------------
     10.2.    Notice........................................................................................ 24
              ------
     10.3.    Full Acceptance............................................................................... 24
              ---------------
     10.4.    Partial Acceptance............................................................................ 24
              ------------------
     10.5.    No Fractional Shares.......................................................................... 25
              --------------------
     10.6.    Sale of Shares................................................................................ 25
              --------------
     10.7.    Exclusion of Certain Shares................................................................... 25
              ---------------------------

11.  AMENDMENTS............................................................................................. 25
     ----------

            SERIES B VOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK

          SERIES B NON-VOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK


1.   DESIGNATION AND AMOUNT.  The designation of the first series of the
     ----------------------
authorized preferred stock, $0.01 par value, of the Company (the "Preferred
                                                                  ---------
Stock") shall be Series B Redeemable Convertible Preferred Stock (the "Series B
-----                                                                  --------
Voting Preferred Stock") and Series B Non-Voting Redeemable Convertible
----------------------
Preferred Stock (the "Series B Non-Voting Preferred Stock" and, collectively
                      -----------------------------------
with the Series B Voting Preferred Stock, the "Series B Preferred Stock").  The
                                               ------------------------
number of shares of Series B Voting Preferred Stock shall initially be 9,000,000 and and the number of shares of Series B Non-Voting Preferred Stock shall initially be 6,000,000, each subject to increase (but only as to shares of Preferred Stock authorized by the Certificate of Incorporation with respect to which the powers, designations, preferences and rights shall not then have been previously designated) or decrease (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors.

     The Series B Preferred Stock has been issued pursuant to a Securities Purchase Agreement dated as of June 16, 1997 among the Company, Weston Presidio Capital II, L.P. and certain other investors (as in effect from time to time, the "Weston Presidio Purchase Agreement"), as well as a Securities Purchase
     ----------------------------------
Agreement dated as of October __, 1997, between the Company and Paribas Principal Incorporated (as in effect from time to time, the "Paribas Purchase
                                                              ----------------
Agreement," and, together with the Weston Presidio Purchase Agreement, the
----------
"Purchase Agreements").  A copy of the Purchase Agreements will be provided to
--------------------
any registered holder of shares of capital stock of the Company following written request directed to the Secretary of the Company at its registered address.

     The relative powers, preferences and rights, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, granted to or imposed on the Series B Preferred Stock are set forth below:


2.   DEFINITIONS.  Certain capitalized terms are used in this Certificate of
     -----------
Designation as specifically defined below in this Section 1. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Certificate of Designation, (b) references to a particular
Section include all subsections thereof, (c) the word "including" shall be construed as "including without limitation", (d) accounting terms not otherwise defined herein have the meaning provided under generally accepted accounting principles, (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (f) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Certificate of Designation and the Purchase Agreements. References to "the date hereof" mean the effective date of this Certificate of Designation.

     2.1  "Accepted Shares" is defined in Section 10.2.
           ---------------

     2.2  "Accrual Year" means the 12-month period commencing on the Original
           ------------
Issue Date and each 12-month period thereafter.

     2.3  "Additional Shares of Common Stock" is defined in Section 8.5.1(d).
           ---------------------------------

     2.4  "Affiliate" is defined in Section 8.4.1.
           ---------

     2.5  "By-laws" means all written rules, regulations, procedures, by-laws
           -------
and all other similar documents relating to the management, governance or internal regulation of a Person other than an individual, or interpretive of the Certificate of Incorporation or other charter documents of such Person, each as from time to time amended or modified.

     2.6  "Cash Payment Date" is defined in Section 3.3.
           -----------------

     2.7  "Class A Stock" means the Class A Stock, $0.01 par value, of the
           -------------
Company.

     2.8  "Common Stock" means the Voting Common Stock and the Non-Voting Common
           ------------
Stock, collectively.

     2.9  "Company" means Physician Health Corporation, a Delaware corporation.
           -------

     2.10 "Conversion Price" is defined in Section 8.1.
           ----------------

     2.11 "Conversion Warrants" is defined in Section 6.2.
           -------------------

     2.12 "Convertible Securities" is defined in Section 8.5.1(c).
           ----------------------

     2.13 "Distribution Event" is defined in Section 4.
           ------------------

     2.14 "Future Shares" is defined in Section 10.1.
           -------------

     2.15 "Future Shares Exercise Period" is defined in Section 10.1.
           -----------------------------

     2.16 "Indebtedness" means (a) all debt for borrowed money and similar
           ------------
monetary obligations evidenced by bonds, notes, debentures, capitalized lease obligations, deferred purchase price of property (other than ordinary trade payables) or otherwise, whether direct or indirect; and (b) all liabilities secured by any Liens existing on property owned or acquired, whether or not the liability secured thereby shall have been assumed.

     2.17 "Investor Agreements" is defined in the Purchase Agreements,
           -------------------
respectively.

     2.18 "Liquidity Event" means any of the following transactions so long as
           ---------------
the aggregate net cash proceeds (or market value of freely tradable marketable securities with a market float reasonably satisfactory to the Required Holders) to the Company and its stockholders as a result of such transaction are at least $20,000,000:

               (a) an underwritten public offering of Common Stock registered under the federal Securities Act of 1933; or

               (b) the sale of all or substantially all the assets or stock of the Company; or

               (c) a merger or consolidation of the Company described in Section 6.2(b).

     2.19 "Liquidity Share Price" means, with respect to any Liquidity Event,
           ---------------------
the weighted average price per share paid for (or properly allocable to) Common Stock and the Company's Non-Voting Common Stock, $0.0025 par value, on a fully diluted basis (giving effect to the exercise of all outstanding options, warrants, conversion rights and rights to acquire shares). For purposes of these calculations, shares of Class A Stock and Series B Preferred Stock (and any other shares of the Company's stock having a liquidation preference over the Common Stock) shall be deemed to have been converted into Common Stock or such Non-Voting Common Stock immediately prior to such Liquidity Event.

     2.20 "Non-Voting Common Stock" means the Non-Voting Common Stock, $0.0025
           -----------------------
par value, of the Company.

     2.21 "Notice of Purchase" is defined in Section 10.2.
           ------------------

     2.22 "Offeree" is defined in Section 10.1.
           -------

     2.23 "Options" is defined in Section 8.5.1(a).
           -------

     2.24 "Organic Change" is defined in Section 6.2.
           --------------

     2.25 "Original Issue Date" is defined in Section 8.5.1(b).
           -------------------

     2.26 "Paribas Purchase Agreement" is defined in Section 1.
           --------------------------

     2.27 "PCF Warrant Agreement" means the Warrant Agreement dated as of
           ---------------------
October __, 1997 between the Company and Paribas Capital Funding LLC.

     2.28 "Person" means an individual, partnership, corporation, company,
           ------
association, trust, joint venture, unincorporated organization, business trust, limited liability company and any governmental department or agency or political subdivision.

     2.29 "Preferential Amount" is defined in Section 4.
           -------------------

     2.30 "Preferred Director" is defined in Section 5.3.
           ------------------

     2.31 "Preferred Stock" is defined in Section 1.
           ---------------

     2.32 "Proportionate Percentage" is defined in Section 10.1.
           ------------------------

     2.33 "Proportionate Voting Share" means, with respect to a particular class
           --------------------------
of stock, a fraction (a) the numerator of which is the number of shares of Common Stock into which such class of stock may be converted and (b) the denominator of which is the aggregate number of shares of

Common Stock on a fully diluted basis (giving effect to the exercise of all then exercisable conversion, purchase or exercise rights).

     2.34 "Proposal" is defined in Section 10.1.
           --------

     2.35 "Purchase Agreements" is defined in Section 1.
           -------------------

     2.36 "Regulation Y Investor" is defined in Section 8.4.1.
           ---------------------

     2.37 "Remedy Event" is defined in Section 7.
           ------------

     2.38 "Remedy Notice" is defined in Section 5.2.2.
           -------------

     2.39 "Required Holders" means the holders of two-thirds of the outstanding
           ----------------
Series B Voting Preferred Stock.

     2.40 "SBA Holder" means any holder of Series B Preferred Stock that is
           ----------
subject to the Small Business Investment Act of 1958, as amended, and the rules and regulations thereunder.

     2.41 "SBA Dividend" is defined in Section 3.2.1.
           ------------

     2.42 "SBA Dividend Payment Date" is defined in Section 3.2.1.
           -------------------------

     2.43 "Section 3.2.2 Dividend" is defined in Section 3.2.1.
           ----------------------

     2.44 "Senior Debt Documents" means the Credit Agreement dated as of
           ---------------------
October __, 1997 among the Company, the financial institutions party thereto from time to time and Banque Paribas, as Agent, as well as the other Credit Documents, as defined therein, in each case as amended (including by any amendment or restatement), supplemented, modified or extended from time to time including each loan or credit agreement and other related agreements extending the maturity of, replacing, refinancing, refunding, or otherwise restructuring (including, without limitation, increasing the amount of the available borrowings thereunder), in whole or in part, the debt under the Credit Agreement, whether by the same or any other agent, lender or group of lenders.

     2.45 "Series B Preferred Stock" is defined in Section 1.
           ------------------------

     2.46 "Series B Non-Voting Preferred Stock" is defined in Section 1.
           -----------------------------------

     2.47 "Series B Voting Preferred Stock" is defined in Section 1.
           -------------------------------

     2.48 "Subordinated Debt Documents" means the Subordinated Loan Agreement,
           ---------------------------
as well as the other Loan Documents, as defined therein, in each case as amended (including by any amendment or restatement), supplemented, modified or extended from time to time including each loan or credit agreement and other related agreements extending the maturity of, replacing, refinancing, refunding or otherwise restructuring (including, without limitation, increasing the available borrowings thereunder), in whole or in part, the debt under the Senior Subordinated Loan Agreement, whether by the same or any other lender or group of lenders.

     2.49 "Subordinated Loan Agreement" means the Senior Subordinated Loan
           ---------------------------
Agreement dated as of October __, 1997, among the Company, PHC Holding Corporation, the lenders party thereto and Paribas Capital Funding LLC, as amended, supplemented or refinanced from time to time..

     2.50 "Voting Common Stock"  means the Voting Common Stock, $0.0025 par
           -------------------
value, of the Company.

     2.51 "Weston Presidio Purchase Agreement" is defined in Section 1.
           ----------------------------------


3.   DIVIDENDS
     ---------

     3.1  Common Stock Dividends.  No dividends of cash or other property (other
          ----------------------
than additional shares of Common Stock) shall be paid on the Common Stock unless the shares of Series B Preferred Stock which are not subject to a Securities Escrow (as defined in the respective Purchase Agreements) at the time of payment of such dividend receive the same dividends that such shares would have received had they been converted into Voting Common Stock or Non-Voting Common Stock, as applicable, immediately prior to the record date for such dividend.

     3.2  Preferred Dividends.
          -------------------

          3.2.1 SBA Holders Dividends. In addition to the dividends contemplated
                ---------------------
by Section 3.1, each SBA Holder holding shares of Series B Preferred Stock shall be entitled to receive cash dividends on each share of Series B Preferred Stock held by such SBA Holder, which dividends shall accrue daily and compound quarterly at a rate of 14% per annum on a deemed value of $4.00 per share of Series B Preferred Stock (the "SBA Dividend"). The Company shall declare and pay
                               ------------
the SBA Dividend on the last day of December, March, June and September of each year (each a "SBA Dividend Payment Date"); provided, however, that in the event
              -------------------------    --------  -------
the Company shall not declare and pay the SBA Dividend on any SBA Dividend Payment Date, each SBA Holder shall be entitled to receive the dividend set forth in Section 3.2.2 (the "Section 3.2.2 Dividend") on the terms and
                             ----------------------
conditions set forth in Section 3.2.2, as if the Section 3.2.2 Dividend had accrued, with respect to the shares of Series B Preferred Stock held by each SBA Holder, for the entire quarterly period ending on such SBA Dividend Payment Date, and each SBA Holder shall continue to be entitled to receive the Section
3.2.2 Dividend until the Section 3.2.2 Dividend has been paid in accordance with
Section 3.2.2. The rights to receive the Section 3.2.2 Dividend as stated in the immediately preceding sentence shall be the sole and exclusive remedy of each SBA Holder with respect to the failure of the Company to pay any SBA Dividend on any SBA Dividend Payment Date.

          3.2.2 Series B Preferred Stock.  In addition to the dividends
                ------------------------
contemplated by Section 3.1, during each Accrual Year, each holder of Series B Preferred Stock (other than those shares of Series B Preferred Stock held by SBA Holders, except in the circumstances set forth in Section 3.2.1) shall be entitled to receive, when and as declared by the Board of Directors of the Company out of funds legally available therefor, an annual dividend payable on the last day of such Accrual Year with respect to each share of Series B Preferred Stock held by such holder in an amount equal to 20% of the sum of (a) $4 plus (b) the amount of all cumulated
   ----
and unpaid dividends (if any) in respect of such share of Series B Preferred Stock, which dividend (i) shall be payable in preference and priority to any payment of any dividend with respect to the Common Stock, (ii) shall accrue daily (whether or not declared or funds are legally available therefor), and
(iii) to the extent not paid, shall cumulate (and thereby compound) annually on the last day of each Accrual Year. If the purchase price for a share of Series B Preferred Stock is released from a Purchase Price Escrow (as defined in the respective Purchase Agreements), or a share of Series B Preferred Stock is purchased pursuant to the Paribas Purchase Agreement, on a date after the Original Issue Date, then the annual dividend payable pursuant to this Section
3.2.2 in respect of such share for the Accrual Year in which such share is released or purchased, as the case may be, shall be prorated accordingly (on the basis of a 365 day year). Accrued and unpaid dividends (if any) payable under this Section 3.2.2 shall terminate and be canceled, forgiven and extinguished in the event a Liquidity Event is consummated on the following terms:

               (A) prior to May 1, 1998 at a Liquidity Share Price exceeding $7.00; or

               (B) after April 30, 1998 and prior to May 1, 2000 at a Liquidity Share Price exceeding $8.00; or

               (C) after April 30, 2000 and prior to May 1, 2001 at a Liquidity Share Price exceeding $10.00; or

               (D) after April 30, 2001 and prior to May 1, 2002 at a Liquidity Share Price exceeding $12.50.

All amounts in Section 3.2 shall be appropriately adjusted for any stock dividends, stock splits, recapitalizations or other similar changes in the outstanding shares of Common Stock after the Original Issue Date.

     3.3  Special Contingent Dividends.  In addition to the dividend
          ----------------------------
contemplated by Sections 3.1 and in lieu of the dividends contemplated in
Section 3.2, upon the consummation of any Liquidity Event described below, the Company shall, after all Indebtedness under the Senior Debt Documents and the Subordinated Debt Documents has been repaid in full in cash or at any time when such payment is otherwise permitted by the Senior Debt Documents and the Subordinated Debt Documents (the "Cash Payment Date"), pay dividends on each
                                  -----------------
share of Series B Preferred Stock as follows (except with respect to any share of Series B Preferred Stock for which the holder has elected mandatory redemption under Section 6.2):

               (a) If the Liquidity Event occurs prior to May 1, 1998 at a Liquidity Share Price less than $7.00, upon consummation of such Liquidity Event the Company shall pay a dividend on each share of Series B Preferred Stock outstanding immediately prior to such Liquidity Event in an amount equal to the product of (i) the number of shares of Common Stock into which such share of Series B Preferred Stock would then be convertible multiplied by (ii) the excess of $7.00
                                          -------------
          over such Liquidity Share Price.

               (b) If the Liquidity Event occurs after April 30, 1998 and prior to May 1, 2000 at a Liquidity Share Price less than $8.00, upon consummation of such Liquidity

          Event the Company shall pay a dividend on each share of Series B Preferred Stock outstanding immediately prior to such Liquidity Event in an amount equal to the product of (i) the number of shares of Common Stock into which such share of Series B Preferred Stock would then be convertible multiplied by (ii) the excess of $8.00 over such
                              -------------
          Liquidity Share Price.

               (c) If the Liquidity Event occurs after April 30, 2000 and prior to May 1, 2001 at a Liquidity Share Price less than $10.00, upon consummation of such Liquidity Event the Company shall pay a dividend on each share of Series B Preferred Stock outstanding immediately prior to such Liquidity Event in an amount equal to the product of (i) the number of shares of Common Stock into which such share of Series B Preferred Stock would then be convertible multiplied by (ii) the
                                                    -------------
          excess of $10.00 over such Liquidity Share Price.

               (d) If the Liquidity Event occurs after April 30, 2001 and prior to May 1, 2002 at a Liquidity Share Price less than $12.50, upon consummation of such Liquidity Event the Company shall pay a dividend on each share of Series B Preferred Stock outstanding immediately prior to such Liquidity Event in an amount equal to the product of (i) the number of shares of Common Stock into which such share of Series B Preferred Stock would then be convertible multiplied by (ii) the
                                                    -------------
          excess of $12.50 over such Liquidity Share Price.

     All per share amounts in this Section 3.3 shall be appropriately adjusted for any stock dividends, stock splits, recapitalizations or other similar changes in the outstanding shares of Common stock after the Original Issue Date.

     The payment of such special contingent dividends shall be made in cash or in shares of Common Stock that are freely tradeable and registered under the Securities Act. Such payment shall be made immediately prior to the automatic conversion of the Series B Preferred Stock into Common Stock pursuant to Section
8.2 upon consummation of such Liquidity Event; provided, however, that in the
                                               --------  -------
event of an initial public offering of the Common Stock, the dividend contemplated by clause (a) or (b) above may be paid on the first anniversary of the initial closing of such public offering or, if earlier, on the bankruptcy, liquidation or sale of all or substantially all the assets or stock of the Company; provided, further, however, that in the event the public trading price
         --------  -------  -------
of Common Stock exceeds (i) $7.00 per share, in the event the initial public offering occurs prior to May 1, 1998, or (ii) $8.00 per share, in the event the initial public offering occurs after April 30, 1998 and prior to May 1, 2000, in each case for 20 consecutive trading days, the dividend contemplated by clause
(a) or (b) above shall be terminated and canceled.

     3.4  General. The Company shall not subdivide or combine any share of
          -------
Series B Preferred Stock, or pay any dividend or make any other distribution on any share of Series B Preferred Stock, or redeem any share of Series B Preferred Stock, or accord any other similar payment, benefit or preference to any share of Series B Preferred Stock, except by extending such subdivision, combination, distribution, redemption, payment, benefit or preference equally to all shares of Series B Preferred Stock; provided, however, that in the case of dividends or
                             --------  -------
other distributions payable in shares of Common Stock, or options, warrants or rights to acquire shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, the shares, options, warrants, rights to acquire shares or securities so convertible or exchangeable shall be payable in shares of or options, warrants or rights to acquire shares of, or securities convertible into or exchangeable for, Voting Common Stock in respect of Series B Voting Preferred Stock, and Non-Voting Common Stock in respect of Series B Non-Voting Preferred Stock.


4.   LIQUIDATION PREFERENCE.  In the event of (a) any liquidation, dissolution
     ----------------------
or winding up of the Company, either voluntary or involuntary, or (b) unless agreed otherwise in writing by the Required Holders, a merger or consolidation of the Company (each, a "Distribution Event"), distributions to the stockholders
                         ------------------
of the Company shall be made in the following manner. The holders of Series B Preferred Stock shall first be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of any other series of Preferred Stock, Common Stock or other capital stock of the Company by reason of their ownership of such stock, but pari passu with the holders of Class A Stock in accordance with the relative liquidation preferences of the Class A Stock and Series B Preferred Stock, an amount per share equal to the greater of (i) the sum of (A) $4.00 plus (B) all accrued and unpaid dividends on
                                    ----
the Series B Preferred Stock due under Section 3 (such sum being referred to as the "Preferential Amount") and (ii) the sum of (A) the distribution to which the
     -------------------
holder of such share of Series B Preferred Stock would have been entitled if such share had been converted into Common Stock pursuant to Section 8 immediately prior to the Distribution Event plus (B) all accrued and unpaid
                                            ----
dividends on the Series B Preferred Stock due under Section 3. If the assets and funds of the Company shall be insufficient to permit the payment of the full amount specified in the immediately preceding sentence to the holders of Series B Preferred Stock, then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of Series B Preferred Stock and Class A Stock in accordance with the relative liquidation preferences of the shares of Series B Preferred Stock and Class A Stock held by each of them.


5.   VOTING RIGHTS; REPRESENTATIVE DIRECTORS;ETC.
     --------------------------------------------


     5.1  Series B Preferred Stock Votes Per Share; Notices. Except as otherwise
          ----------------------------------------
provided herein (including the election of Preferred Directors pursuant to Section 5.2.1 and a majority of the members of the Company's Board of Directors pursuant to Section 5.2.2) or required by law, the holders of Series B Voting Preferred Stock shall vote as a single class with the holders of Voting Common Stock and shall have such votes in respect of each share of Series B Voting Preferred Stock on any matter submitted to the holders of Voting Common Stock as the number of shares of Voting Common Stock into which shares of Series B Voting Preferred Stock may then be converted. Record holders of Series B Voting Preferred Stock shall be entitled to notice of any stockholders' meeting or solicitation of stockholders' consents in the manner provided in the Bylaws of the Company for general notices. Except as may be required by applicable law, the holders of Series B Non-Voting Preferred Stock shall have no right to vote on any matter to be voted on by the stockholders of the Company (including the election or removal of directors), and the Series B Non-Voting Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

     5.2  Preferred Directors.
          -------------------

          5.2.1  Representative Director. In addition to the rights set forth in
                 -----------------------
Section 5.2.2, the holders of a majority of the shares of Series B Voting Preferred Stock, voting separately as a single class, shall be entitled to elect one director. Except as provided in
Section 5.2.2, the number of directors of the Company shall not exceed nine.

          5.2.2  Majority Directors.
                 ------------------

                 (a) In the event that any Remedy Event shall occur, then, upon notice to the Company given by the Required Holders (a "Remedy
                                                                  ------
          Notice"), the number of directors shall be increased as provided in
          Section 5.2.2(b) and the holders of Series B Voting Preferred Stock and the holders of Class A Stock, voting together as a single, separate class, weighted between Series B Voting Preferred Stock and Class A Stock according to their respective Proportionate Voting Shares, shall become entitled to elect a majority of the Board of Directors of the Company until any such Remedy Event shall have been rectified or cured to the written satisfaction of the Required Holders, whereupon such right of the holders of the Series B Voting Preferred Stock to elect a majority of the Board of Directors of the Company (together with holders of Class A Stock to the extent provided above) shall cease, and the maximum number of directors shall be reduced to the number in effect immediately prior to such Remedy Notice, subject to being again revived from time to time upon the reoccurrence of the conditions above described.

                 (b) Immediately upon receipt by the Company of a Remedy Notice pursuant to Section 5.2.2(a) above, the number of directors of the Company shall automatically be increased to the minimum number sufficient to permit the election of additional directors so that after such election a majority of directors will have been elected by the holders of the Series B Voting Preferred Stock (together with holders of Class A Stock to the extent provided above). Upon such increase, the directors of the Company shall thereupon be divided into classes. One class shall consist of a number of directors equal to a majority of all the directors and shall be elected solely by the holders of Series B Voting Preferred Stock (together with holders of Class A Stock to the extent provided above), voting separately as a single class, and the other class shall consist of the remaining directors and shall be elected by the holders of the capital stock of the Company entitled to vote generally in the election of directors. Subject to Section 7, any director then in office who was elected pursuant to Section 5.2.1 shall automatically become a member of the class of directors elected solely by the holders of Series B Voting Preferred Stock (together with holders of Class A Stock to the extent provided above).

     5.3  Tenure.  Each Director elected by the holders of Series B Voting
          ------
Preferred Stock pursuant to Section 5.2 (a "Preferred Director") shall serve for
                                            ------------------
a term of the lesser of (a) one year and until such Preferred Director's successor is elected and qualified, or (b) until the right to elect such Preferred Director ceases (at which time such Preferred Director will be deemed to be removed). So long as the holders of Series B Voting Preferred Stock are entitled to elect a Preferred Director, any vacancy in the position of a Preferred Director may be filled only by vote of the holders of a majority of the shares of Series B Voting Preferred Stock entitled to vote thereon (together with holders of Class A Stock to the extent provided above). A Preferred Director may, during such Preferred Director's term of office, be removed at any time, with or without cause, only by the affirmative vote of the holders of record of a majority of the outstanding shares of Series B Voting Preferred Stock (together with holders of Class A Stock to the extent provided above).

6.   REDEMPTION.
     ----------

     6.1  Mandatory Redemption.  Except as set forth in Section 6.2,
          --------------------
irrespective of any other redemptions or acquisitions of shares of the Series B Preferred Stock, the Company will redeem at a price equal to the Preferential Amount that number of shares of Series B Preferred Stock equal to 6.25% of the total number of issued and outstanding shares of Series B Preferred Stock as of the later of December 31, 2002 and the Cash Payment Date (or such lesser number as is then outstanding) on the last day of each March, June, September and December, commencing on the later of March 2003 or the first such date following the Cash Payment Date.

     6.2  Mandatory Contingent Redemption.  Upon the earliest to occur of:
          -------------------------------

               (a) the sale by the Company of all or a substantial portion of its assets,

               (b) the merger of the Company with, or the consolidation of the Company into, any other corporation as a result of which the stockholders of the Company immediately prior to such merger or consolidation do not own stock having more than 50% of the outstanding voting power (assuming conversion of all convertible securities and exercise of all outstanding options and warrants) of the surviving corporation,

               (c) the dissolution or liquidation of the Company,

               (d) Sarah Garvin shall cease for any reason to be Chairman of, and actively involved in the executive management of, the Company and a replacement satisfactory to the Required Holders shall not be in place within 180 days,

               (e) more than 50% of the outstanding voting stock of the Company becomes owned by Persons other than (i) holders of Series B Preferred Stock and their transferees and (ii) stockholders of record on the Original Issue Date (the foregoing events described in clauses (a) through (e) shall constitute an "Organic Change"), or
                                           --------------

               (f)  a Remedy Event,

except in the case of a transaction described in clauses (a), (b), (e) or (f) above that constitutes a Liquidity Event consummated on the terms described in
Section 3.2.2, each holder of Series B Preferred Stock may require the Company, on the Cash Payment Date, to redeem all or any portion of the then outstanding shares of the Series B Preferred Stock of such holder, at the holder's option, at a price equal to the Preferential Amount, together with warrants in substantially the form of Exhibit 2.1A of the Purchase Agreements (the "Conversion Warrants") to purchase the number of shares of Common Stock into
--------------------
which the shares of Series B Preferred Stock so redeemed could at the time have been converted at a purchase price per share equal to the aggregate cash consideration received by the holder in connection with the redemption divided by such number of shares of Common Stock. The number of shares for which each Conversion Warrant shall be exercisable shall be reduced in proportion to the mandatory redemption of Series B Preferred Stock under Section 6.1.

     6.3  Notice of Redemption; Pro Rata Treatment.  Written notice of
          ----------------------------------------
redemption of Series B Preferred Stock pursuant to Sections 6.1 and 6.2 shall be given not fewer than 30 days prior to the redemption date by first class mail, postage prepaid, to each holder of record of shares of the Series B Preferred Stock, at such holder's address on the books of the Company. Each such notice shall state: (a) the redemption date; (b) the number of shares of the Series B Preferred Stock to be redeemed; (c) the Preferential Amount; (d) the place or places where certificates for such shares are to be surrendered for payment of the Preferential Amount; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Redemptions under Sections 6.1 and 6.2 shall be made pro rata among all holders of Series B Preferred Stock.

     6.4  Specific Performance.   If any holder becomes obligated so to deliver
          --------------------
any shares of Series B Preferred Stock to the Company upon any redemption under this Section 6 and fails to deliver the certificate therefor in accordance with this Certificate of Designation, the Company may, at its option, in addition to all other remedies it may have, cancel on its books such certificate representing such shares to be redeemed.

7.   REMEDY EVENT.  The term "Remedy Event" shall mean the occurrence and
     ------------             ------------
continuance of any of the following events for a period exceeding 30 days (unless otherwise specified below) after written notice of the occurrence of such event has been furnished to the Company at its registered address:

               (a) The Company shall fail to make any payment in respect of dividends on or redemptions of any shares of Series B Preferred Stock as the same shall become due.

               (b) The Company shall fail to perform or observe any of the covenants, agreements or other provisions set forth in this Certificate of Designation.

               (c) Any written representation or warranty of or with respect to the Company made in, or pursuant to the express requirements of, either Purchase Agreement shall prove to have been false in any material respect on the date as of which it was made without reference to whether such representation or warranty was made with knowledge or without knowledge.

               (d) The Company or any of its Subsidiaries shall fail to make any required payment on any Indebtedness exceeding $100,000 in principal amount of (or guaranteed by) the Company or any of its Subsidiaries or with respect to any share of capital stock (whether because funds are not legally available therefor or otherwise), or the Company or any of its Subsidiaries shall fail to perform or observe any of the covenants or provisions required to be performed or observed by it pursuant to any senior lending agreement (as from time to time in effect), and (i) such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified or
          (ii) any security interest in or other lien on any property securing any such indebtedness shall be enforced, unless contested in good faith by the Company by appropriate proceedings or (iii) any such Indebtedness shall become due and payable prior to stated maturity.

               (e) The Company shall fail to keep reserved a sufficient number of shares of Voting Common Stock and Non-Voting Common Stock for issuance upon conversion of the Series B Voting Preferred Stock and the Series B Non-Voting Preferred Stock, respectively, or shall fail to issue an amount of shares of Voting Common Stock and Non-Voting Common Stock upon the conversion by the holders thereof of the Series B Voting Preferred Stock and Series B Non-Voting Preferred Stock, respectively.

               (f)  An Organic Change shall occur.

               (g) The sum of Stockholders' Equity of the Company and its subsidiaries plus (to the extent not included in Stockholders' Equity)
                       ----
          the Series B Preferred Stock, all determined in accordance with generally accepted accounting principles consistently applied, shall at any time be less than the amount equal to (i) $22,000,000 (being the Company's pro forma net worth on the Original Issue Date) minus
                                                                        -----
          (ii) 25% of the aggregate purchase price for the then outstanding Series B Preferred Stock minus (iii) the amount, not exceeding
                                   -----
          $14,000,000 in the aggregate, by which Stockholders' Equity has been reduced after the Original Issue Date by the non-recurring write-off of intangible assets carried on the balance sheet of the Company or any of its Subsidiaries in connection with the acquisition of professional practices acquired by the Company and its Subsidiaries.

               (h) A final judgment which, in the aggregate with other outstanding final judgments against the Company or any of its Subsidiaries, exceeds $100,000 above insurance coverage shall be rendered against the Company or any of its Subsidiaries and, within 30 days after entry thereof, such judgment shall not have been discharged or stayed pending appeal, or within 30 days after expiration of such stay such judgment shall not have been discharged.

               (i) The Company or any of its Subsidiaries or their Affiliates shall fail to perform or observe any other covenant, other agreement or provision to be performed or observed by it under either Purchase Agreement or any other Investor Agreement to which the Company is a party and such failure shall not be rectified or cured to the satisfaction of the Required Holders within 30 days after actual knowledge by an executive officer of the Company.

               (j) The Company or any of its subsidiaries owning at least 10% of the assets, or contributing over the past fiscal year at least 10% of the cash flow, of the Company and its subsidiaries on a consolidated basis, shall:

               (i) commence a voluntary case under Title 11 of the United States as from time to time in effect, or authorize, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case;

               (ii) have filed against it a petition commencing an involuntary case under such Title 11 and such petition is not dismissed within 30 days;

               (iii) seek relief as a debtor under any applicable law, other than such Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

               (iv) have entered against it any nonappealable order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

               (v) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property.

               (k) An "Event of Default" under the Company's Certificate of Incorporation, as from time to time amended and in effect, shall occur.

8.   CONVERSION.
     ----------

     8.1  Right of Conversion of Series B Preferred Stock into Common Stock.
          -----------------------------------------------------------------
Each share of Series B Voting Preferred Stock and Series B Non-Voting Preferred Stock shall be convertible, at the option of the holder thereof at any time at the office of the Company or any transfer agent into the number of shares of the Voting Common Stock or Non-Voting Common Stock, respectively, of the Company obtained by dividing $4.00 by the then effective conversion price of the Series B Preferred Stock (as from time to time adjusted by this Section 8, the "Conversion Price"). The initial Conversion Price shall be $4.00 per share;
-----------------
provided, however, that in the event a Liquidity Event has not been consummated
--------  -------
prior to May 1, 2002, the initial Conversion Price for each share of Series B Preferred Stock then outstanding shall be deemed to be $3.00 per share. All calculations under this Section 8 shall be made to the nearest one hundredth of a cent.

     8.2  Automatic Conversion of Series B Preferred Stock into Common Stock.
          ------------------------------------------------------------------
Each share of Series B Voting Preferred Stock and Series B Non-Voting Preferred Stock shall automatically be converted into shares of Voting Common Stock and Non-Voting Common Stock, respectively, at the then effective Conversion Price at any time upon the closing of a Liquidity Event (to the extent such share of Series B Preferred Stock is not then redeemed under Section 6.2).

     8.3  Mechanics of Conversion Under Sections 8.1 and 8.2.  Before any holder
          --------------------------------------------------
of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the Series B Preferred Stock certificates, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same; provided, however, that in the event of an automatic
                  --------  -------
conversion pursuant to Section 8.2, the outstanding shares of Series B Voting Preferred Stock and Series B Non-Voting Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; and provided, further that the Company shall not be obligated to
                    --------  -------
issue certificates evidencing the shares of Voting Common Stock and Non-Voting Common Stock, respectively, issuable upon such automatic conversion unless the certificates evidencing such shares of Series B Voting Preferred Stock or Series B Non-Voting Preferred Stock, respectively, are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or execution of such agreement in the case of a lost certificate, issue and deliver at such office to such holder of Series B Voting Preferred Stock or Series B Non-Voting Preferred Stock, a certificate or certificates for the number of shares of Voting Common Stock or Non-Voting Common Stock, respectively, to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock plus all accrued and unpaid dividends on such holder's Series B Preferred Stock so converted; provided, however, that in the event of a
                                       --------  -------
conversion prior to the Cash Payment Date, the Company shall issue fractional shares in lieu of the cash payments contemplated above except that the Company may pay cash for such fractional shares (a) to the extent permitted by its lending agreements and (b) as a result of a reverse stock split consummated for a legitimate business purpose (such as in preparation for an initial public offering) so long as the cash amount paid for such fractional shares is not material. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, or in the case of automatic conversion immediately upon closing of the Liquidity Event, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

     8.4  Automatic Conversion between Series B Non-Voting Preferred Stock and
          --------------------------------------------------------------------
Series B Voting Preferred Stock.
-------------------------------

          8.4.1  Series B Non-Voting Preferred Stock into Series B Voting
                 --------------------------------------------------------
     Preferred Stock. If at any time any shares of Series B Non-Voting Preferred
     ---------------
     Stock are held by or transferred to a Person which does not constitute a Regulation Y Investor, then such shares shall automatically convert one-for-one from Series B Non-Voting Preferred Stock to Series B Voting Preferred Stock as of such time without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however,
                                                           --------  -------
     that the Company shall not be obligated to issue certificates evidencing the shares of Series B Voting Preferred Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series B Non-Voting Preferred Stock are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or execution of such agreement in the case of a lost certificate, issue and deliver at such office to such holder of Series B Non-Voting Preferred Stock a certificate or certificates for the number of shares of Series B Voting Preferred Stock to which such holder shall be entitled as aforesaid.

          The term "Regulation Y Investor" shall mean (a) any Person that is
                    ---------------------
     subject to Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) and which holds shares of Series B Preferred Stock of the Company, so long as such Person shall hold such shares of Series B Preferred Stock, or shares issued upon conversion of such shares,
     (b) any Affiliate of any such Regulation Y Investor that is a transferee of any shares of Series B Preferred Stock, so long as such Affiliate shall hold such shares of Series B Preferred Stock or shares issued upon conversion of such shares.

          For purposes of this Section 8, "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person (for purposes of the above definition, the terms "control", "controlling", "controlled by" and "under common control with", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise).

          8.4.2  Series B Voting Preferred Stock into Series B Non-Voting
                 --------------------------------------------------------
     Preferred Stock. If at any time any shares of Series B Voting Preferred
     ---------------
     Stock are held by or transferred to a Person which constitutes a Regulation Y Investor, then such shares shall automatically convert one-for-one from Series B Voting Preferred Stock to Series B Non-Voting Preferred Stock as of such time without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Series B Non-Voting Preferred Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series B Voting Preferred Stock are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or execution of such agreement in the case of a lost certificate, issue and deliver at such office to such holder of Series B Voting Preferred Stock a certificate or certificates for the number of shares of Series B Non-Voting Preferred Stock to which such holder shall be entitled as aforesaid.

     8.5  Adjustment of Conversion Price Due to Issuance of Additional Shares.
          -------------------------------------------------------------------
The Conversion Price shall be subject to adjustment as follows:

          8.5.1  Special Definitions.
                 -------------------

                 (a) "Options" shall mean rights, options or warrants to
                      -------
          subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                 (b) "Original Issue Date" shall mean, with respect to any share
                      -------------------
          of Series B Preferred Stock, the date on which such share of Series B Preferred Stock is issued by the Company.

                 (c) "Convertible Securities" shall mean any indebtedness,
                      ----------------------
          shares or other securities convertible into or exchangeable for Common Stock.

                 (d) "Additional Shares of Common Stock" shall mean all shares
                      ---------------------------------
          of Common Stock issued (or, pursuant to Section 8.5.5, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable (or, pursuant to Section 8.5.5, deemed to be issued) at any time:

                  (i) upon conversion of the Series B Preferred Stock authorized herein or upon exercise of the Purchase Warrants (as defined in the respective Purchase Agreements), Conversion Warrants (as defined in the respective Purchase Agreements), Warrants (as defined in the Subordinated Loan Agreement), and the other options and warrants set forth in Exhibit 4.3.1 to either Purchase Agreement;

                  (ii) as a stock dividend, stock split or similar distribution on the Series B Preferred Stock or any other event for which adjustment is made pursuant to Section 8.5.3;

                  (iii) pursuant to a stock option, stock bonus or other
                        employee stock plan permitted by section 5.14 of the Weston Presidio Purchase Agreement and section 5.13 of the Paribas Purchase Agreement or approved by the Preferred Director at a meeting or by unanimous written consent of the Board of Directors or approved by the Required Holders, which approval shall specify the number of shares of Common Stock available for distribution under any such plan;

                  (iv) upon conversion of the Company's Non-voting Common Stock, Prime Common Stock or Class A Stock into Voting Common Stock, conversion of the Company's Series B Non-Voting Preferred Stock into Series B Voting Preferred Stock, or conversion of Series B Voting Preferred Stock into Series B Non-Voting Preferred Stock;

                  (v) in connection with sales of Common Stock or other Future Shares to the holders of the Series B Preferred Stock pursuant to the exercise by such holders of their rights under Section 10.1; or

                  (vi) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses of this
                        Section 8.5.1(d).

          8.5.2  No Adjustment of Conversion Price.  No adjustment in the
                 ---------------------------------
Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock (a) unless the consideration per share (determined pursuant to Section 8.5.6) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue or (b) if prior to such issuance the Required Holders give a written waiver of such adjustment.

          8.5.3 Adjustment of Conversion Price Upon Issuance of Additional
                ----------------------------------------------------------
Shares of Common Stock. In the event the Company shall issue Additional Shares
----------------------
of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 8.5.5) for a consideration per share less than the applicable Conversion Price of the Series B Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue (calculated to the nearest one hundredth of a cent), to a new Conversion Price obtained by dividing (a) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the then applicable Conversion Price and (ii) the consideration, if any, deemed received by the Company upon such issue by (b) the total number of shares of Common Stock deemed to be outstanding immediately after such issue; provided,
                                                                    --------
however, that, for purposes of any calculation under this Section 8.5.3, all
-------
shares of Common Stock outstanding and issuable upon conversion of outstanding Options, Convertible Securities and the Series B Preferred Stock immediately prior to giving effect to such calculation shall be deemed to be outstanding. In no event will the Conversion Price be adjusted as the result of any issuance of any Additional Shares of Common Stock for any amount higher than the Conversion Price in effect immediately prior to such issuance.

          8.5.4  Adjustments for Subdivisions, Stock Dividends, Combinations or
                 --------------------------------------------------------------
Consolidation of Common Stock.  In the event the outstanding shares of Common
-----------------------------
Stock shall be increased by way of stock issued as a dividend for no consideration or subdivided (by stock split or otherwise) into a greater number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such increase or subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          8.5.5  Deemed Issue of Additional Shares of Common Stock - Options and
                 ---------------------------------------------------------------
Convertible Securities.  Except as provided in Section 8.5.3 or Section 8.5.4,
----------------------
in the event the Company at any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional
                                              --------  -------
Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 8.5.6) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue, or such record date, as the case may be; and provided, further, that in any such case in
                                     --------
which Additional Shares of Common Stock are deemed to be issued:

               (a) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of such Convertible Securities or Options;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or any increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon shall remain in effect upon and after such expiration, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or rights shall not be deemed issued for the purposes of any subsequent adjustment to the Conversion Price;

               (d) in the event of any changes in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of such Options or Convertible Securities, including a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall be readjusted to the Conversion Price that would have been in effect if the adjustment which was made upon the issuance of such Options or Convertible Securities had been made upon the basis of such change;

               (e) no readjustment pursuant to clauses (b) or (d) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that resulted from the issuance or deemed issuance of other Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

               (f) in the event the Company amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Section 8.5.5 shall apply.

          8.5.6  Determination of Consideration.  For purposes of this Section
                 ------------------------------
8.5, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (a)   Cash and Property.  Such consideration shall:
                     -----------------

               (i) insofar as it consists of cash, be computed at the aggregate amount of net cash proceeds received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

               (ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

               (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, which is allocated to the Additional Shares of Common Stock as determined in good faith by the Board of Directors.

               (b)   Options and Convertible Securities.  The consideration per
                     ----------------------------------
          share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 8.5.5, relating to Options and Convertible Securities, shall be determined by dividing

               (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus, subject to Section 8.5.5(b), the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

               (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         8.5.7 Other Dilutive Events.  In case any event shall occur as to
               ---------------------
    which the other provisions of this Section 8.5 are not strictly applicable, but the failure to make any adjustment in the Conversion Price would not, in the reasonable judgment of a majority of the directors of the Company, fairly protect the conversion rights represented by the Series B Preferred Stock in accordance with the intention of this Section 8, then, upon request of the Required Holders, the Board of Directors of the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company) to give their opinion as to the adjustment, if any, on a basis consistent with the intention of this Section 8, necessary to preserve without dilution the conversion rights represented by the Series B Preferred Stock. Upon receipt of such opinion, the Company will promptly furnish a copy thereof to the holders of the Series B Preferred Stock and the Conversion Price shall be adjusted in accordance therewith to the extent recommended by such accountants. The fees and expenses of such accountants shall be paid by the Company; provided, however, that if such accountants opine that the total
             --------  -------
    adjustment per share of Series B Preferred Stock is less than 10% of the previous per share Conversion Price, such fees and expenses will be paid by the holders of the Series B Preferred Stock.

     8.6  Other Distributions.  In the event the Company shall declare a
          -------------------
distribution payable in securities of the Company (other than shares of Common Stock), securities of other entities, securities evidencing indebtedness issued by the Company or other entities, assets (including cash dividends) or options or rights, then, in each such case for the purpose of this Section 8, the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of such Series B Preferred Stock were convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

     8.7  Subsequent Events.  In the event of any recapitalization,
          -----------------
consolidation or merger of the Company or its successor which does not require redemption of the Series B Preferred Stock pursuant to Section 6.2, the shares of Series B Preferred Stock shall be convertible into such shares or other interests as the Series B Preferred Stock would have been entitled if the Series B Preferred Stock had been converted into Common Stock immediately prior to such event. In the event of any merger, consolidation or recapitalization the Company will take reasonable steps to ensure that the Regulation Y Investors would not receive (a) any voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, or (b) any securities convertible into voting securities which if such conversion took place, would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, other than securities which are specifically provided to be convertible only in the event that such conversion may occur without such violation.

     8.8  Certificate as to Adjustments.  Upon the occurrence of each adjustment
          -----------------------------
or readjustment of the Conversion Price pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (a) all such adjustments and readjustments previously made, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Series B Preferred Stock.

     8.9  Issue Tax.  The issuance of certificates for shares of Common Stock
          ---------
upon conversion of Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax; provided, however, that the Company shall
                                      --------  -------
not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the name of the holder of the Series B Preferred Stock which is being converted to Common Stock. The issuance of certificates for shares of Series B Voting Preferred Stock upon conversion of Series B Non-Voting Preferred Stock or for shares of Series B Non-Voting Preferred Stock upon conversion of Series B Voting Preferred Stock shall be made without charge to the holders thereof for any issuance tax; provided, however, that the Company shall not be required to pay
              --------  -------
any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the name of the holder of the Series B Voting Preferred Stock or Series B Non-Voting Preferred Stock, as the case may be, which is being converted.

9.   CERTAIN COVENANTS.
     -----------------

     9.1  Special Restrictions.  At any time when shares of Series B Preferred
          --------------------
Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Company is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the consent of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Company will not:

               (a) create or authorize the creation of any additional class or series of shares of stock, or issue any shares thereof, unless the same ranks junior to the Series B Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company or increase the authorized amount of the Series B Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series B Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or create or authorize any instrument or security convertible into shares of Series B Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series B Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

               (b) amend, alter or repeal its Certificate of Incorporation or By-laws in a manner that is adverse to the holders of Series B Preferred Stock in any respect or for which the holders of Series B Preferred Stock did not receive prior written notice;

               (c) purchase or set aside any sums for the purchase of any shares of the Company's capital stock other than the Series B Preferred Stock, except for (i) the purchase of shares of Common Stock from former employees of the Company who acquired such shares directly from the Company pursuant to the Stock Option Plan (as defined in the Weston Presidio Purchase Agreement), if each such purchase is made pursuant to contractual rights held by the Company relating to the termination of employment of any such former employee and the total purchase price does not exceed $100,000 plus any applicable life insurance payments for all such purchases from each such former employee and (ii) redemptions required by the warrants issued to the lenders under the Senior Loan Agreement (as defined in the Weston Presidio Purchase Agreement) or by the PCF Warrant Agreement or by the Charter (as defined in the respective Purchase Agreements) of the Company with respect to Class A Stock;

               (d) redeem or otherwise acquire any shares of Series B Preferred Stock except as expressly authorized in Section 6 or pursuant to a purchase offer made pro rata to all holders of the shares of Series B Preferred Stock on the basis of the aggregate number of outstanding shares of Series B Preferred Stock then held by each such holder;

               (e) consent to any liquidation, dissolution or winding up of the Company; or

               (f) consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets, except that the Company may, without the consent of the holders of at least a majority of the then outstanding shares of Series B Voting Preferred Stock, effectuate a merger in which (i) the Company is the surviving corporation and (ii) the stockholders of the Company immediately prior to the merger hold more than 50% of the outstanding voting power of the surviving corporation (assuming conversion of all convertible securities and exercise of all outstanding options and warrants).

     9.2  No Impairment.  The Company will not, by amendment of its Certificate
          -------------
of Incorporation or through any reorganization, recapitalization, transfer of all or a substantial portion of its assets, consolidation, merger, dissolution, issue or sale of securities, closing or transfer books or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate of Designation by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designation and in taking all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of Series B Preferred Stock against impairment.

     9.3  Reservation of Shares.  So long as any share of Series B Preferred
          ---------------------
Stock shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issuance upon conversion of the Series B Voting Preferred Stock and the Series B Non-Voting Preferred Stock, the full number of shares of Voting Common Stock and Non-Voting Common Stock, respectively, then issuable upon exercise of all outstanding shares of Series B Preferred Stock. So long as any share of Series B Non-Voting Preferred Stock shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issuance upon conversion of the Series B Non-Voting Preferred Stock, the full number of shares of Series B Voting

Preferred Stock then issuable upon transfer of all outstanding shares of Series B Non-Voting Preferred Stock to a Person or Persons not constituting a Regulation Y Investor. So long as any share of Series B Voting Preferred Stock shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issuance upon conversion of the Series B Voting Preferred Stock, the full number of shares of Series B Non-Voting Preferred Stock then issuable upon transfer of all outstanding shares of Series B Voting Preferred Stock to a Person or Persons constituting a Regulation Y Investor. If the Company's Common Stock shall be listed on any national stock exchange, the Company at its expense shall include in its listing application all of the shares of Common Stock reserved for issuance upon conversion of the Series B Preferred Stock (subject to issuance or notice of issuance to the exchange) and will similarly procure the listing of any further Common Stock reserved for issuance upon conversion of the Series B Preferred Stock at any subsequent time as a result of adjustments in the outstanding Common Stock or otherwise.

     9.4  Validity of Shares.  The Company will from time to time take all such
          ------------------
action as may be required to assure that all shares of Voting Common Stock and Non-Voting Common Stock which may be issued upon conversion of any share of the Series B Voting Preferred Stock and Series B Non-Voting Preferred Stock, respectively, will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. Without limiting the generality of the foregoing, the Company will from time to time take all such action as may be required to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than the lowest quotient obtained by dividing the then current par value of the Series B Preferred Stock by the number of shares of Common Stock into which each share of Series B Preferred Stock can, from time to time, be converted.
The Company will also from time to time take all such analogous actions as may be required to assure that (a) all shares of Series B Voting Preferred Stock which may be issued upon conversion of any share of the Series B Non-Voting Preferred Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof; and (b) all shares of Series B Non-Voting Preferred Stock which may be issued upon conversion of any share of the Series B Voting Preferred Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

     9.5  Notice of Certain Events.  If at any time:
          ------------------------

               (a) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

               (b) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or any other rights;

               (c) any recapitalization of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization shall occur; or

               (d) a voluntary or involuntary dissolution, liquidation or winding up of the Company shall occur;

then, in any one or more of such cases, the Company shall give the registered holders of the Series B Preferred Stock written notice, by registered mail, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the record date with respect thereto.

     9.6  No Reissuance of Preferred Stock.  No shares of Series B Preferred
          --------------------------------
Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

10.  PREEMPTIVE RIGHTS.
     -----------------

     10.1  Right of First Offer.  Until the closing under a Liquidity Event, the
           --------------------
Company shall not issue or sell any Common Stock (including securities convertible into, or options, warrants or other rights to purchase Common Stock, but excluding the shares described in Section 10.7) (collectively, the "Future
                                                                        ------
Shares") to any Person (an "Offeree") without first providing each holder of
------                      -------
Series B Preferred Stock the right to subscribe for its Proportionate Percentage of the Future Shares at a price and on such other terms which are at least as favorable as shall have been offered or are proposed to be offered by the Company to such Offeree and which shall have been specified by the Company in a notice delivered to each holder of Series B Preferred Stock (the "Proposal");
                                                                  --------
provided, however, that the holder of Series B Preferred Stock shall have the
--------  -------
option to purchase Future Shares with cash, regardless of the method of purchase offered to such Offeree. The Proposal by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Company to each holder of Series B Preferred Stock (the "Future Shares Exercise
                                                 ----------------------
Period"). The Proposal shall also certify that the Company has either (a) received a bona fide offer from a prospective purchaser, who shall be identified in such certification, and that the Company in good faith believes a binding agreement of sale is obtainable for consideration having a fair market, cash equivalent or present value set forth in such certification; or (b) intends in good faith to make an offering of its securities to prospective purchasers, who shall be identified to the extent possible in such certification at the price and on the terms set forth in such certification.

      "Proportionate Percentage" means, for any holder of Series B Preferred
       ------------------------
Stock, the percentage of Future Shares covered by the Proposal equal to (i) the number of shares of Common Stock into which the shares of Series B Preferred Stock held by such holder would then be convertible divided by (ii) the total number of shares of Common Stock outstanding at the time of delivery of the Proposal plus the aggregate number of shares of Common Stock into which all
         ----
shares of Series B Preferred Stock would then be convertible.

     10.2  Notice.  Notice of the intention of each holder of Series B Preferred
           ------
Stock to accept the Proposal made pursuant to Section 10.1 shall be evidenced by a writing signed by such holder and delivered to the Company prior to the end of the Future Shares Exercise Period (the "Notice of Purchase") setting forth that
                                        ------------------
portion of the Future Shares such holder elects to purchase (the "Accepted
                                                                  --------
Shares").
------

     10.3  Full Acceptance.  In the event that each holder of Series B Preferred
           ---------------
Stock elects to purchase all of the shares offered to such holder in the Proposal, the Company shall sell to each such holder, pursuant to Section 10.6, the number of Accepted Shares set forth in such holder's Notice of Purchase.

     10.4  Partial Acceptance.  In the event that one or more holders of Series
           ------------------
B Preferred Stock do not elect to purchase all of the shares offered to such holders in the Proposal, the Company shall sell to each such holder, pursuant to
Section 10.6, the number of Accepted Shares, if any, set forth in such holder's Notice of Purchase. Holders of Series B Preferred Stock may purchase pursuant to
Section 10.6 any remaining shares offered in the Proposal not purchased by the other holders of Series B Preferred Stock pro rata based on the respective Proportionate Percentages of such holders wishing to purchase additional shares, or as they may otherwise agree.

     10.5  No Fractional Shares.  For the purpose of avoiding fractions as to
           --------------------
Future Shares, the Company may adjust upward or downward by not more than one full share the number of Future Shares which any holder of Series B Preferred Stock would otherwise be entitled to purchase.

     10.6  Sale of Shares.  No later than 30 days after the expiration of the
           --------------
Future Shares Exercise Period, the Company shall deliver to each holder of Series B Preferred Stock who has submitted a Notice of Purchase to the Company a notice indicating the number of Future Shares which the Company shall sell to such holder pursuant to this Section 10 and the terms and conditions of such sale, which shall be in all respects (including unit price and interest rates) the same as specified in the proposal. The sale to such holders of such Future Shares shall take place not later than 10 days after receipt of such notice.

     Any sale to an Offeree of Future Shares that were not selected for purchase by the holders of Series B Preferred Stock as provided above shall take place not later than 90 days after the expiration of the Future Shares Exercise Period. Such sale shall be upon terms and conditions in all respects (including unit price and interest rates) which are no more favorable to such Offeree or less favorable to the Company than those set forth in the Proposal. Any refused Future Shares not purchased by the Offeree as contemplated by the Proposal within the 90-day period specified above shall remain subject to this Section 10.

     10.7  Exclusion of Certain Shares.  Notwithstanding any contrary provision
           ---------------------------
of this Section 10, Future Shares shall not include Additional Shares of Common Stock, Warrant Shares (as defined in the PCF Warrant Agreement), shares issued by the Company as consideration in acquisitions permitted by the Purchase Agreements, or shares issued in connection with a Liquidity Event.

11.  AMENDMENTS.  The provisions of these terms of the Series B Preferred Stock
     ----------
may not be amended, modified or waived without the written consent or affirmative vote of the Required Holders;

provided, however, that (a) any amendment reducing or postponing the payment of
--------  -------
dividends or redemptions or increasing the amount of the Conversion Price shall require the written consent or affirmative vote of holders of 90% of the then outstanding shares of Series B Voting Preferred Stock, (b) any amendment adversely affecting the rights of holders of Class A Stock under Section 5 shall require the written consent or affirmative vote of holders of a majority of the then outstanding shares of Class A Stock, and (c) any amendment, modification or waiver adversely affecting the rights of an SBA Holder differently from the effects on the other holders of Series B Preferred Stock shall require the prior written consent of each SBA Holder. Except to the extent required by law, the vote of the holders of any other class of capital stock of the Company is not required for the amendment, modification or waiver of the terms of this Certificate of Designation.

     PHYSICIAN HEALTH CORPORATION has caused this amended and restated certificate to be signed by Sarah Garvin, its President, and attested by James Ryan, Secretary, this ____ day of October, 1997.



                              --------------------------
                                 President


ATTEST:



---------------------------
  Secretary